Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,064,910
Unrealized Gain (Loss) on Market Value of Commodity Futures	(14,225,660)
Dividend Income	57,768
Interest Income	24,840
ETF Transaction Fees	350
Total Income (Loss)	$(8,077,792)

Expenses
General Partner Management Fees	$72,043
Professional Fees	16,439
Brokerage Commissions	897
Directors' Fees and insurance	3,742
NYMEX License Fee	1,801
SEC & FINRA Registration Expense	12,450
Total Expenses	$107,372
Net Income (Loss)	$(8,185,164)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/22	$142,220,423
Additions (50,000 Shares)	2,178,358
Net Income (Loss)	(8,185,164)

Net Asset Value End of Month	$136,213,617
Net Asset Value Per Share (3,450,000 Shares)	$39.48

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596